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                                                                    EXHIBIT 10.5

AMENDMENT TO REVOLVING ACCOUNTS RECEIVABLE FUNDING AGREEMENT

DATED: November 25, 1997 (The Agreement) BETWEEN

HIPPO, INC. AS SELLER AND
GIBRALTAR FINANCIAL CORPORATION AS PURCHASER

Notwithstanding anything to the contrary contained in the Agreement, Seller and Purchaser agree as follows:

Delete Paragraph 8, SECURITY INTEREST, in its entirety, and substitute therefore the following:

8. SECURITY INTEREST. As security for the performance of all Seller's obligations hereunder, including, but not limited to the payment of all amounts owing Purchaser, and to secure the repayment by Seller to Purchaser of any amounts which Purchaser, at its option, may hereafter loan to Seller independent of this agreement, Seller hereby grants to Purchaser a first priority security interest in all of Seller's presently owned or hereafter acquired a) Accounts,
b) accounts receivable, c) inventory, d) insofar as they pertain to the sale of goods or services in the ordinary course of business, chattel paper and contract rights, e) all books, records (computerized or manual), computer disks and software in connection with all the foregoing, and f) all proceeds and products of the foregoing including but not limited to insurance proceeds, lock box proceeds. The security interest specifically includes, without limitation, Seller's rights to any returned personal property from Account Debtors and also shall include all rights of repleven, reclamation, and stoppage in transit. In the event of any default by Seller under this Agreement and/or pursuant to any loan which Purchaser may make to Seller, Purchaser shall have all rights with respect to the aforesaid collateral of a secured party under the Uniform Commercial Code of the state in which Seller is located. Seller agrees that it will execute and deliver to Purchaser such documents, including financing statements, all in form satisfactory to Purchaser, as Purchaser shall, from time to time desire to perfect the security interest granted to it hereunder. In addition, at Purchaser's request Seller agrees to enter into and execute, a lock box agreement with a bank designated by Purchaser in form satisfactory to Purchaser to be applicable to the full term of this Agreement and thereafter so long as any amounts are, or may be, owed to Purchaser hereunder.

Notwithstanding anything to the contrary herein contained, provided Seller is not in default hereunder, Purchaser shall subordinate its security interest in the inventory for the purpose of Seller obtaining a loan secured by Seller's inventory.

All other terms and conditions of the Agreement remain the same.

Dated: November 25, 1997

Seller: Hippo, Inc. /S/ Jim Dodrill
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